Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register 1,500,000 shares of Common Stock of UtiliCorp United Inc. of our reports dated February 1, 1999, included and incorporated by reference in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.




                                          /s/ Arthur Andersen LLP


Kansas City, Missouri
February 18, 2000





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